Exhibit 99.1
Cornerstone Therapeutics Reports Second Quarter 2010 Financial Results
Achieved Second Quarter Net Revenues of $28.5 million
Decision made to cease manufacturing and distribution of marketed unapproved drugs
Cash on hand increased $27.6 million from December 31, 2009 to $46.4 million at June 30, 2010
Reacquired Rights to High-Mobility Group Box Protein 1 Technology from MedImmune, LLC.
Out-licensed Worldwide Rights to Non-core Alpha-7 technology to Targacept, Inc.
CARY, N.C., Aug. 5 /PRNewswire-FirstCall/ — Cornerstone Therapeutics Inc. (Nasdaq: CRTX) today reported financial results for the second quarter and six months ended June 30, 2010.
Total net revenues were $28.5 million for the second quarter of 2010, representing a 14% increase over the $25.0 million reported for the second quarter last year. Total net revenues for the first six months of 2010 were $64.9 million compared to the $55.7 million for the first six months of 2009.
Net product sales from strategic products were 64% of total net revenues, or $18.1 million, for the second quarter, a substantial increase from the 20% of total net revenues for the second quarter of 2009. For the first six months of 2010, net product sales from strategic products were 55% of total net revenue, or $35.6 million, compared to 25% of net revenues for the same period in prior year.
Cornerstone continues to grow revenues from its strategic specialty products with sustainable growth potential. In order to focus on these efforts, the Company has decided to cease manufacturing and distribution of its marketed unapproved products by the end of 2010. Cornerstone believes that this reinforces its commitment to its strategy and positions the Company well to obtain NDA and ANDA approvals for its pipeline products. Cornerstone also believes it is well positioned to manage this transition as the Company expects to begin to generate revenues from its lead pipeline product in 2011. Following the discontinuance of its marketed unapproved products, the only legacy products that will continue to be manufactured and distributed will be its propoxyphene/acetaminophen products, which are marketed subject to approved NDAs or ANDAs.
“Cornerstone has made significant progress over the last two quarters toward becoming a leading specialty pharma company in respiratory and related markets,” said Craig A. Collard, Cornerstone’s President and Chief Executive Officer. “We continue to advance our pipeline and to execute our plan of transitioning our business away from unapproved products, which has allowed us to cease the manufacturing and distribution of these products by the end of 2010.”

Gross margin was 71% and 77% for the three and six months ended June 30, 2010, respectively, compared to 88% and 89% for the comparable periods of 2009. The lower gross margins compared to the prior periods were due to a relatively higher portion of our net product sales in 2010 being derived from products that have lower gross margins, specifically Curosurf®.
Selling, general and administrative expenses increased $1.2 million, or 10%, in the second quarter of 2010 compared to the second quarter of 2009 and $4.4 million, or 21%, for the six months ended June 30, 2010 compared to the same period in prior year. The increase in selling, general and administrative expenses was primarily due to the addition of our hospital sales force in September of 2009, partially offset by reduced legal and consulting costs in the three and six months ended June 30, 2010, as compared to the three and six months ended June 30, 2009 when we incurred significant expenses related to the acquisition of Curosurf.
Royalty expenses decreased $3.0 million, or 53%, during the second quarter of 2010 compared to the second quarter of 2009 and decreased $4.7 million, or 39%, for the first six months of 2010 compared to the same period in prior year. The reduction in royalty expense was primarily due to the reduction in revenue from one of our legacy products, offset by royalties for Factive® and Zyflo CR®. GAAP net loss was $400,000 for the second quarter of 2010, or net income of $2.5 million on a non-GAAP basis. GAAP net income was $4.6 million for the first six months of 2010, or $9.4 million on a non-GAAP basis.
As of June 30, 2010, the Company had $46.4 million in cash and cash equivalents, an increase of $27.6 million compared to December 31, 2009.
Key Financial Metrics

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
GAAP income from operations	$(540)	$3,087	$7,523	$13,446
Non-GAAP income from operations(1)	$3,430	$5,352	$15,368	$16,787

GAAP net income	$(400)	$1,738	$4,613	$8,053
Non-GAAP net income(2)	$2,493	$3,031	$9,430	$10,071

GAAP net income per share, diluted	$(0.02)	$0.13	$0.18	$0.60
Non-GAAP net income per share, diluted(3)	$0.10	$0.22	$0.36	$0.75

(1)	Non-GAAP income from operations is a non-GAAP financial measure that excludes stock-based compensation, amortization of product rights and acquisition-related expenses. See reconciliation tables below for full details.

(2)	Non-GAAP net income is a non-GAAP financial measure that excludes stock-based compensation, amortization of product rights and acquisition-related expenses, and the income tax effects of these items. See reconciliation tables below for full details.

(3)	Non-GAAP net income per share, diluted is a non-GAAP financial measure that is calculated as non-GAAP net income divided by the diluted weighted-average common shares. See reconciliation tables below for full details.

Conference Call Information
Cornerstone Therapeutics will host a conference call today at 8:30 AM ET to discuss its financial results for the quarter and six months ended June 30, 2010. Management will also provide an update on the Company’s strategy, operations and product development pipeline. To participate in the live conference call, please dial 800-561-2813 (U.S. callers) or 617-614-3529 (international callers), and provide passcode 12677542. A live webcast of the call will also be available through the “Investors—Webcasts & Presentations” section of the Company’s website at http://www.crtx.com/. Please allow extra time prior to the webcast to register for the webcast and to download and install any necessary audio software.
The webcast will be archived for 30 days, and a telephone replay of the call will be available for seven days, beginning today at 11:30 AM ET, by dialing 888-286-8010 (U.S. callers) or 617-801-6888 (international callers), and providing passcode 28082122.
About Cornerstone Therapeutics
Cornerstone Therapeutics Inc. (Nasdaq: CRTX), headquartered in Cary, N.C., is a specialty pharmaceutical company focused on acquiring, developing and commercializing significant products primarily for the respiratory and related markets. The Company currently promotes multiple marketed products in the United States to respiratory-focused physicians, key retail pharmacies and hospitals with its specialty sales forces. The Company also has a late-stage clinical pipeline with a recent regulatory submission filing and four additional regulatory approval submissions targeted within the next three years. Key elements of the Company’s strategy are to in-license or acquire rights to underpromoted, patent-protected, branded respiratory or related pharmaceutical products, or late-stage product candidates; implement life cycle management strategies to maximize the potential value and competitive position of the Company’s currently marketed products, newly acquired products and product candidates that are currently in development; grow product revenue through the Company’s specialty sales forces; and maintain and strengthen the intellectual property position of the Company’s currently marketed products, newly acquired products and product candidates.
Use of Non-GAAP Financial Measures
This press release highlights the Company’s financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain costs and charges that are excluded from non-GAAP results. By publishing the non-GAAP financial measures, management intends to provide investors with additional information to further analyze the Company’s performance and underlying trends. Management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP, and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.
Safe Harbor Statement
Statements in this press release regarding the progress and timing of our product development programs and related trials; our future opportunities; our strategy, future operations, anticipated financial position, future revenues and projected costs; our management’s prospects, plans and objectives; and any other statements about management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

Any statements that are not statements of historical fact (including, without limitation, statements containing the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” “target,” “will,” “would” and similar expressions) should also be considered to be forward-looking statements.
There are a number of important factors that could cause our actual results or events to differ materially from those indicated by such forward-looking statements, including risks relating to our ability to develop and maintain the necessary sales, marketing, supply chain, distribution and manufacturing capabilities to commercialize our products; our ability to replace the revenues from our marketed unapproved products, which we plan to cease manufacturing and distributing at the end of 2010; the possibility that the Food and Drug Administration (the FDA) will take enforcement action against us or one or more of our marketed drugs that do not have FDA-approved marketing applications prior to the end of 2010; patient, physician and third-party payor acceptance of our products as safe and effective therapeutic products; our ability to maintain regulatory approvals to market and sell our products with FDA-approved marketing applications; our ability to obtain FDA approval to market and sell our products under development; difficulties relating to clinical trials, including difficulties or delays in the completion of patient enrollment, data collection or data analysis; the results of preclinical studies and clinical trials with respect to our products under development and whether such results will be indicative of results obtained in later clinical trials; and the other factors described in Item 1A (Risk Factors) of our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the SEC) on March 4, 2010 and in our subsequent filings with the SEC. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.
In addition, the statements in this press release reflect our expectations and beliefs as of the date of this release. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. However, while we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise. Our forward-looking statements do not reflect the potential impact of any acquisitions, mergers, dispositions, business development transactions, joint ventures or investments that we may make or enter into. These forward-looking statements should not be relied upon as representing our views as of any date after the date of this release.
Trademarks
Curosurf® is owned by Chiesi Farmaceutici S.p.A. Factive® is owed by LG Life Sciences, Ltd. Each of these trademarks is licensed to Cornerstone Therapeutics for sales and marketing purposes in the United States and, with respect to Factive®, certain other countries.
FINANCIAL TABLES FOLLOW

CORNERSTONE THERAPEUTICS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
Net revenues	$28,465	$24,993	$64,871	$55,698
Costs and expenses:
Cost of product sales (exclusive of amortization of product rights)	8,153	2,901	14,972	6,102
Selling, general and administrative	12,814	11,656	25,239	20,837
Royalties	2,648	5,651	7,246	11,942
Research and development	1,795	1,188	2,701	2,350
Amortization of product rights	3,595	510	7,190	1,021

Total costs and expenses	29,005	21,906	57,348	42,252

(Loss) income from operations	(540)	3,087	7,523	13,446

Other expenses:
Interest expense, net	(9)	(42)	(10)	(114)

Total other expenses	(9)	(42)	(10)	(114)

(Loss) income before income taxes	(549)	3,045	7,513	13,332
Benefit from (provision for) income taxes	149	(1,307)	(2,900)	(5,279)

Net (loss) income	$(400)	$1,738	$4,613	$8,053

Net (loss) income per share, basic	$(0.02)	$0.14	$0.18	$0.67

Net (loss) income per share, diluted	$(0.02)	$0.13	$0.18	$0.60

Weighted-average common shares, basic	25,405,165	12,166,989	25,377,575	12,095,764

Weighted-average common shares, diluted	25,405,165	13,584,314	25,997,175	13,486,956

CORNERSTONE THERAPEUTICS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	June 30,	December 31,
	2010	2009
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$46,446	$18,853
Accounts receivable, net	14,176	16,548
Inventories, net	20,132	18,106
Prepaid and other current assets	2,681	4,808
Deferred income tax asset	5,227	3,507

Total current assets	88,662	61,822

Property and equipment, net	1,415	1,312
Product rights, net	119,616	126,806
Goodwill	13,231	13,231
Amounts due from related parties	38	38
Other assets	154	113

Total assets	$223,116	$203,322

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,363	$7,172
Accrued expenses	27,869	23,703
Current portion of license agreement liability	1,158	1,019
Current portion of capital lease	10	10
Income taxes payable	2,560	1,606
Deferred revenue	10,822	—

Total current liabilities	47,782	33,510

License agreement liability, less current portion	1,341	1,341
Capital lease, less current portion	33	39
Deferred income tax liability	3,853	4,564

Total liabilities	53,009	39,454

Commitments and contingencies, Note 6
Stockholders’ equity
Preferred stock — $0.001 par value, 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock — $0.001 par value, 90,000,000 shares authorized; 25,429,504 and 25,022,644 shares issued and outstanding as of June 30, 2010 and December 31, 2009, respectively	25	25
Additional paid-in capital	159,371	157,745
Retained earnings	10,711	6,098
Total stockholders’ equity	170,107	163,868

Total liabilities and stockholders’ equity	$223,116	$203,322

CORNERSTONE THERAPEUTICS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Six Months Ended June 30,
	2010	2009
	(Unaudited)
Cash flows from operating activities
Net income	$4,613	$8,053
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	7,365	1,131
Provision for prompt payment discounts	2,049	1,574
(Recovery of) provision for inventory allowances	(367)	568
Stock-based compensation	655	852
Benefit from deferred income taxes	(2,431)	(1,425)
Changes in operating assets and liabilities:
Accounts receivable	323	(2,723)
Inventories	(1,659)	(1,339)
Prepaid and other assets	2,086	(2,285)
Accounts payable	(1,809)	(2,445)
Accrued expenses	4,305	4,216
Income taxes payable	954	(435)
Deferred revenue	10,822	—

Net cash provided by operating activities	26,906	5,742

Cash flows from investing activities
Proceeds from sale of marketable securities	—	300
Purchase of property and equipment	(278)	(136)

Net cash (used in) provided by investing activities	(278)	164

Cash flows from financing activities
Proceeds from exercise of common stock options	516	271
Excess tax benefit from stock-based compensation	455
Principal payments on capital lease obligation	(6)	(4)

Net cash provided by financing activities	965	267

Net increase in cash and cash equivalents	27,593	6,173
Cash and cash equivalents as of beginning of year	18,853	9,286

Cash and cash equivalents as of end of year	$46,446	$15,459

CORNERSTONE THERAPEUTICS INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except share and per share data — unaudited)
The following tables show the non-GAAP financial measures used in this press release reconciled to the most directly comparable GAAP financial measures.

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

GAAP (loss) income from operations	$(540)	$3,087	$7,523	$13,446
Add: stock-based compensation	375	598	655	852
Add: amortization of product rights	3,595	510	7,190	1,021
Add: acquisition-related expenses[1]	—	1,157	—	1,468

Non-GAAP income from operations	$3,430	$5,352	$15,368	$16,787

GAAP net (loss) income	$(400)	$1,738	$4,613	$8,053
Add: stock-based compensation	375	598	655	852
Add: amortization of product rights	3,595	510	7,190	1,021
Add: acquisition-related expenses[1]	—	1,157	—	1,468
Less: tax effects related to above items[2]	(1,077)	(972)	(3,028)	(1,323)

Non-GAAP net income	$2,493	$3,031	$9,430	$10,071

GAAP net (loss) income per share, diluted	$(0.02)	$0.13	$0.18	$0.60

Non-GAAP net income per share, diluted	$0.10	$0.22	$0.36	$0.75

Shares used in diluted net (loss) income per share calculation:
GAAP net (loss) income	25,405,165	13,584,314	25,997,175	13,486,956

Non-GAAP net income	26,042,093	13,584,314	25,997,175	13,486,956

[1]	Acquisition-related expenses include legal, accounting and related costs that resulted from or were incurred in connection with the Chiesi transaction.

[2]	Tax effects for the three months ended June 30, 2010 and 2009 are calculated using effective tax rates of 27.1% and 42.9% respectively. Tax effects for the six months ended June 30, 2010 and 2009 are calculated using effective tax rates of 38.6% and 39.6% respectively.
CONTACT: Investor Relations Contacts: FD, Brian Ritchie, +1-212-850-5600, brian.ritchie@fd.com; or Media Relations Contact: FD, Robert Stanislaro, +1-212-850-5600, robert.stanislaro@fd.com